Exhibit 4.1

MOLINA HEALTHCARE, INC.

$650,000,000

3.875% Senior Notes due 2030

INDENTURE

Dated as of November 17, 2020

U.S. BANK NATIONAL ASSOCIATION

as Trustee

-i-

-ii-

APPENDIX & EXHIBITS

Rule 144A / Regulation S Appendix
EXHIBIT 1 to Rule 144A / Regulation S Appendix – Form of Initial Note
EXHIBIT 2 to Rule 144A / Regulation S Appendix – Form of Transferee Letter of Representation
EXHIBIT 3 to Rule 144A / Regulation S Appendix – Form of Non-U.S. Beneficial Ownership Certification by Euroclear or Clearstream Luxembourg
Exhibit A – Form of Notation of Guarantee

-iii-

INDENTURE

This INDENTURE dated as of November 17, 2020, is by and between Molina Healthcare, Inc., a Delaware corporation (the “Company”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

A.            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of 3.875% Senior Notes due 2030 issued on the date hereof (the “Initial Notes”).

B.            All things and acts necessary to make this Indenture the legal, valid and binding obligation of the Company have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For, and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, the Company and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Additional Notes” means any additional 3.875% Senior Notes due 2030 issued from time to time after the Issue Date under the terms of this Indenture other than pursuant to Sections 2.08, 2.09, 2.12, 3.06 or 9.05 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“Appendix” has the meaning specified in Section 2.01 of this Indenture.

“Applicable Premium” means the greater of:

(1)            1.0% of the principal amount of the Notes being redeemed; or

(2)            the excess of:

(a)            the present value at such Redemption Date of (i) the Redemption Price of the Notes at August 17, 2030 plus (ii) all remaining required interest payments due on the Notes through, but not including, August 17, 2030 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)            the then outstanding principal amount of the Notes.

The Company shall calculate or cause the Applicable Premium to be calculated.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Attributable Debt” means, as of any date upon which a determination of the amount thereof shall be computed, as of any particular time, the present value, calculated using a rate of interest implicit in such transaction determined in accordance with GAAP, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Authentication Order” means a written order signed in the name of the Company by an Officer and delivered to the Trustee or, with respect to Sections 2.02, 2.09, 2.12 and 9.05, any other employee of the Company named in an Officer’s Certificate delivered to the Trustee.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means:

(1)            with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)            with respect to a partnership, the board of directors of the general partner of the partnership;

(3)            with respect to a limited liability company, the managing member or members or any controlling committee or managing members thereof; and

(4)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” refers to leases that were capitalized on the balance sheet prior to the adoption of Accounting Standards Codification (“ASC”) 842, Leases, and finance lease liabilities subsequent to the adoption of ASC 842. For the avoidance of doubt, “Capital Lease Obligation” excludes leases deemed to be operating leases prior to and after the adoption of ASC 842.

 “Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)            United States dollars;

(2)            securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 24 months from the date of acquisition;

(3)            certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million;

(4)            repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)            commercial paper rated at least A1 by S&P or at least P1 by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 12 months after the date of acquisition;

(6)            readily marketable direct obligations issued by any state of the United States or any political subdivision with a rating of AA or higher from S&P or Aa3 or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition;

(7)            Indebtedness issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding 24 months from the date of acquisition; and

(8)            money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Consolidated Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act);

(2)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(3)            the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means Molina Healthcare, Inc., a Delaware corporation, and any successor thereto.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes or assessments based on income (and excluding, for the avoidance of doubt, any amounts under the line item “premium tax expenses” but including, for the avoidance of doubt, income taxes based on reimbursement amounts attributable to any health insurer fee), plus franchise or similar taxes, of such Person and its Consolidated Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Consolidated Interest Expense, plus amounts excluded from Consolidated Interest Expense pursuant to clause (1) of the definition thereof, to the extent such expense was deducted in computing Consolidated Net Income; plus

(3) any fees, expenses or charges related to any Equity Offering, Hedging Obligation, investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses and charges relating to this offering of the notes (and the use of proceeds thereof), in each case, to the extent that such fees, expenses or charges were deducted in computing Consolidated Net Income; plus

(4) depreciation, depletion, amortization and write-downs of goodwill and other non-cash charges or expenses (excluding any cash payment made during the period with respect to any non-cash charge in a prior period) of such Person and its Consolidated Subsidiaries for such period to the extent that such depreciation, depletion, amortization, write-downs of goodwill and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) non-cash charges associated with stock-based compensation expenses pursuant to the financial reporting guidance of the Financial Accounting Standards Board concerning stock-based compensation as in effect from time to time, to the extent such charges or expenses were deducted in computing Consolidated Net Income; plus

(6) any extraordinary, non-recurring or unusual items (excluding any cash payment made during the period with respect to any extraordinary, non-recurring or unusual item in a prior period) of such Person and its Consolidated Subsidiaries for such period to the extent that such extraordinary, non-recurring or unusual items were deducted in computing such Consolidated Net Income; minus

(7) non-cash gains and all non-cash items of income increasing such Consolidated Net Income for such period (provided that, to the extent previously subtracted from Consolidated Adjusted EBITDA for the purposes of this Indenture, any cash payment received during such period in respect of any non-cash gains or non-cash items of income in a prior period shall be added in computing Consolidated Adjusted EBITDA during the period in which such cash payment is received), in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Consolidated Subsidiaries for such period (including amortization of original issue discount and bond premium, the interest component of Capital Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (provided, however, that if interest rate Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income) and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any financing fees); plus

(2) consolidated capitalized interest of such Person and the Consolidated Subsidiaries for such period, whether paid or accrued; minus

(3) interest income for such period; minus

(4) any amortization of deferred charges resulting from the application of Accounting Principles Board Opinion No. APB 14-1—Accounting for Convertible Debt Instruments that may be settled in cash upon conversion (including partial cash settlement).

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Net Debt” means as of any date, all Indebtedness of the Company and its Consolidated Subsidiaries measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in subsection (i) of the definition thereto less all unrestricted cash and Cash Equivalents as of such date.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated Net Income of such Person and its Consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) any Net Income (loss) of any Person if such Person is not a Consolidated Subsidiary except that subject to the limitations contained in clause (2) below, the Company’s equity in the Net Income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Consolidated Subsidiary as a dividend or other distribution;

(2) Net Income or loss of any Person for any period prior to the acquisition of such Person by the Company or a Consolidated Subsidiary, or the Net Income or loss of any Person who succeeds to the obligations of the Company under this Indenture for any period prior to such succession;

(3) the cumulative effect of a change in accounting principles;

(4) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations;

(5) the net after-tax effect of any extraordinary, non-recurring or unusual items;

(6) any after tax gains (losses) attributable to sales of assets out of the ordinary course of business or the write-up of assets;

(7) any fees, expenses or charges related to any Equity Offering, Hedging Obligation, investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses and charges relating to the offering of the notes (and the use of proceeds thereof); and

(8) any non-cash compensation charge or expense realized for the grant of stock appreciation or similar rights, stock options or other rights to officers, directors and employees.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt that is secured by a Lien to (b) Consolidated Adjusted EBITDA of the Company and its Consolidated Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur.

“Consolidated Subsidiary” means a Subsidiary of the Company, the accounts of which are consolidated with those of the Company in accordance with GAAP.

“Consolidated Total Assets” means, as of the most recent balance sheet date referenced in the financial statements that have been filed with the SEC or delivered in accordance with Section 4.09 immediately preceding the date on which any determination is being made, the total assets of the Company and its Consolidated Subsidiaries calculated in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of June 8, 2020, by and among the Company, the other loan parties party thereto, the lenders party thereto and Truist Bank, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

 “Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.05 as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.08 or 2.12 hereof, in substantially the form of Exhibit 1 to the Appendix (as defined herein) except that such Note shall not bear the Global Note legend set forth in Exhibit 1 to the Appendix and shall not have the “Schedule of Exchanges of Interests in Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.05 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable at the option of the holder thereof or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“dollars” and the sign “$” mean the lawful money of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) a public or private sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) a public or private sale of Capital Stock (other than Disqualified Stock) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the common equity capital of the Company), in each case, other than to a Subsidiary of the Company or pursuant to a registration statement on Form S-8 (or any successor form) under the Securities Act or any similar offering in any other jurisdiction or otherwise issuable under any employee benefit plan of the Company or such parent entity of the Company, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendable beyond 12 months after such date at the option of the borrower. For the purpose of determining “Funded Debt” of any Person, there shall be excluded any particular indebtedness if, on or prior to the final maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds for the payment, redemption or satisfaction of such indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time in the United States of America.

“Global Note” has the meaning specified in the Appendix.

“Government Securities” means securities that are:

(1)            direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)            obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, a member of the European Union or the United Kingdom, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.  The terms “Guaranteed” and “Guarantees” have a corresponding meaning.

“Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

“Hedging Obligations” means, with respect to the Company or any of its Consolidated Subsidiaries, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

 “Holder” means a Person in whose name a Note is registered in the Note Register.

“Indebtedness” of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) Off-Balance Sheet Liabilities, (i) the hedge termination value of all Hedging Obligations, (j) all guarantees of such Person of the type of Indebtedness described in clauses (a) through (i) above and (k) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Initial Notes” has the meaning specified in the first recital of this Indenture.

“Initial Purchasers” means BofA Securities, Inc., Truist Securities, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Wells Fargo Securities, LLC, Citizens Capital Markets, Inc., Fifth Third Securities, Inc., Huntington Securities, Inc. and U.S. Bancorp Investments, Inc.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Issue Date” means November 17, 2020.

“Legal Holiday” means Saturday, Sunday or other day on which banking institutions in The City of New York, the city in which the Corporate Trust Office of the Trustee is located or the jurisdiction of the place of payment are authorized or obligated by law, regulation or executive order to close.

“Lien” means, with respect to any asset or property, a mortgage, pledge, security interest or other lien or encumbrance in respect of such asset or property.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the ratings agency business thereof.

“Notes” means the Initial Notes and any Additional Notes.  The Initial Notes and any Additional Notes shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Offering Memorandum” means the final Offering Memorandum dated November 2, 2020 relating to the Notes.

“Officer” means, with respect to the Company, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Chief Accounting Officer, Chief Legal Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company and, with respect to a Guarantor, if any, the President, Chief Financial Officer, Chief Operating Officer, any Vice President or the Secretary of such Guarantor.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Off-Balance Sheet Liabilities” of any Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any Sale and Leaseback Transactions, including any Sale and Leaseback Transactions, whether or not such transactions create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Opinion of Counsel” means a written opinion from legal counsel which meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Company.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.09 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its Consolidated Subsidiaries, taken as a whole.

“Redemption Date,” when used with respect to any Note to be redeemed, shall mean the date specified for redemption of such Note in accordance with the terms of such Note and this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Note and this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“S&P” means Standard & Poor’s Ratings Service or any successor to the ratings agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

 “Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Company pursuant to Section 2.14 hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)            any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)            any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by each Guarantor of the Company’s obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture, including pursuant to a Supplemental Indenture hereto.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

 “Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 17, 2030; provided, however, that if the period from the redemption date to August 17, 2030 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to August 17, 2030 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. We will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the trustee an Officer’s Certificate setting forth the Treasury Rate and showing such calculation in reasonable detail.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which (other than directors’ qualifying shares or shares required by applicable law or regulation to be held by a Person other than the Company or another Subsidiary of the Company) shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly Owned Subsidiaries, or by the Company and one or more Wholly Owned Subsidiaries, or any similar business organization which is so owned or controlled.

Section 1.02      Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“ASC”	1.01
“Change of Control Offer”	4.08
“Change of Control Purchase Date”	4.08
“Change of Control Purchase Price”	4.08
“Defaulted Interest”	2.14
“DTC”	2.05
“Event of Default”	6.01
“losses”	7.07
“Note Register”	2.05
“Note Registrar”	2.05
“Offer Amount”	3.08(c)(2)
“Offer Period”	3.08(d)
“Paying Agent”	2.05
“Purchase Date”	3.08(d)
“Purchase Price”	3.08(c)(2)
“Sale and Leaseback Transaction”	4.04(a)

Section 1.03   Incorporation by Reference of Trust Indenture Act.

(a)             Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b)             All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or SEC rule, as applicable.

Section 1.04   Rules of Construction.

(a)             Unless the context otherwise requires:

(1)             a term has the meaning assigned to it;

(2)             an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)             “or” is not exclusive;

(4)              words in the singular include the plural, and in the plural include the singular;

(5)              unless otherwise indicated, all references in this Indenture to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this Indenture as originally executed;

(6)              the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7)             “including” means “including without limitation”;

(8)             provisions apply to successive events and transactions; and

(9)             references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

ARTICLE 2

THE NOTES

Section 2.01   Form Generally.

Provisions relating to the Initial Notes are set forth in the Rule 144A / Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture.  The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company).  Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in the Appendix and exhibits thereto are part of the terms of this Indenture.

Section 2.02   Execution, Authentication, Delivery and Dating.

Two Officers shall sign the Notes for the Company by manual, facsimile or electronic signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with an Authentication Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Notes.

On the Issue Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $650,000,000 executed by the Company to the Trustee for authentication, together with an Authentication Order directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Initial Notes.  At any time and from time to time after the Issue Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with an Authentication Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that all conditions precedent to the issuance of Additional Notes contained herein have been fully complied with, and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Additional Notes.

The Trustee shall receive an Authentication Order, an Officer’s Certificate and an Opinion of Counsel that it may reasonably require in connection with the authentication of Notes.  Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.  Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in the applicable exhibit to the Appendix, duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon the applicable Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company, pursuant to Article 5 of this Indenture, shall be consolidated or merged with or into another Person (whether or not the Company is the surviving Person) or shall sell, transfer, convey, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article 5 of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, transfer, conveyance, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon an Authentication Order of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Section 2.03   [Reserved].

Section 2.04   Amount of Notes.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Except as provided in the Appendix and Exhibits hereto, all Notes shall be substantially identical except as to the date from which interest shall accrue and except as may otherwise be provided in any indenture supplemental hereto.

If any of the terms of the Notes are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Notes.

Section 2.05   Note Registrar and Paying Agent.

The Company shall maintain, with respect to the Notes, an office or agency where Notes may be presented for registration of transfer or for exchange (“Note Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”) in the United States.  The Note Registrar shall keep a register (the “Note Register”) of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Note Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Note Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Consolidated Subsidiaries may act as Paying Agent or Note Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as Note Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.06   Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Consolidated Subsidiary) shall have no further liability for such funds.  If the Company or a Consolidated Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Section 6.01(f) or (h) hereof relating to the Company, the Trustee shall automatically serve as Paying Agent for the Notes.

In the event that the Paying Agent receives funds in advance of any due date, the Paying Agent shall be entitled to invest such funds in the U.S. Bank Money Market Deposit Account or any substantially similar successor account, any earnings on which shall be for the account of the Company.

Section 2.07   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Note Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.08   Registration; Registration of Transfer and Exchange.

Upon surrender for registration of transfer of any Notes at an office or agency of the Company designated pursuant to Section 4.02 hereof for such purpose, and subject to the provisions of Section 2.2 to the Appendix, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange (other than any exchange of a temporary Note for a permanent Note not involving any change in ownership or any exchange pursuant to Sections 2.12, 3.06 or 9.05 hereof, not involving any transfer).

At the option of the Holders, Notes may be exchanged for other Notes of any authorized denomination or denominations of like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the certificated Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning 15 days before any selection of Notes to be redeemed or during the period between a Record Date and the next succeeding Interest Payment Date or (ii) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.09   Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate a replacement Note.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee to protect the Trustee, any of its Agents and any authenticating agent and in the judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.09 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.10   Outstanding Notes.

The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding.  Except as set forth in Section 2.11 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11   Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.12   Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.  After preparation of Definitive Notes, the temporary Note will be exchangeable for Definitive Notes upon surrender of the temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture as permanent Notes.

Section 2.13  Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Note Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it.

Certification of the disposal of all cancelled Notes shall be delivered to the Company from time to time upon request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14   Payment of Interest; Defaulted Interest.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

If the Company defaults in a payment of interest on the Notes which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment.  The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest.  At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company delivered at least 5 Business Days before such notice is to be mailed (or such other period acceptable to the Trustee), the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.15   CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of a Change of Control Offer and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Change of Control Offer shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.16   Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture from time to time after the Issue Date, which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price and first payment of interest.  The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase; provided, however, that a separate CUSIP and/or ISIN number (if then generally in use) will be issued for the Additional Notes, unless the Notes and such Additional Notes are treated as fungible for U.S. federal income tax purposes.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)             the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)             the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes.

Section 2.17  Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

Section 2.18   Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Sections 2.07 and 2.13 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Section 2.19   Computation of Interest.

Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Interest on the Initial Notes will accrue from November 17, 2020.  If any Interest Payment Date falls on a day that is a Legal Holiday, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee.

Except as set forth in Paragraph 5 of the reverse side of the form of the Notes set forth in Exhibit 1 to the Appendix, the Company will not be entitled to redeem the Notes at its option prior to their Stated Maturity.

If the Company elects to redeem Notes, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (a) the applicable section of this Indenture and the Notes pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of Notes to be redeemed, (d) the Redemption Price and (e) any conditions to such redemption.

Section 3.02   Selection of Notes to Be Redeemed.

(a)             If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, based on a method that most nearly approximates a pro rata basis unless otherwise required by law or DTC requirements.

In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

(b)             The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03   Notice of Redemption.

At least 30 days but not more than 60 days prior to a Redemption Date, the Company shall deliver or cause to be delivered by electronic transmission (for Notes held in book-entry form) or first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Note Register, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge or defeasance, in each case, pursuant to Article 8 hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a)             the Redemption Date;

(b)             the appropriate method for calculation of the Redemption Price, but need not include the Redemption Price itself; the actual Redemption Price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date;

(c)             if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)             the name and address of the Paying Agent;

(e)             that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)             that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)             the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)             that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes; and

(i)             any conditions to such redemption.

At the Company’s request, the Trustee shall provide the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period as may be acceptable to the Trustee) prior to the Redemption Date, an Officer’s Certificate requesting that the Trustee provide such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04   Effect of Notice of Redemption.

Subject to the following paragraph, once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the Redemption Date at the Redemption Price.

Any redemption of the Notes may, at the Company’s discretion, be subject to one or more conditions precedent.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

Section 3.05   Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time on any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Consolidated Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the Redemption Date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed, and any outstanding fees and expenses of the Trustee.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 3.08 hereof, whether or not such Notes are presented for payment.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date up to and including such date as such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06   Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07   Mandatory Redemption.

Except as set forth in Section 4.08, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes.

Section 3.08   Change of Control Offer.

(a)             In the event that, pursuant to Section 4.08 hereof, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

(b)             The Company shall cause a notice of the Change of Control Offer to be sent at least once to Business Wire or a similar business news service in the United States.

(c)             The Company shall commence the Change of Control Offer by sending, by first-class mail (or electronic transmission), with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Note Register, a notice the terms of which shall govern the Change of Control Offer stating:

(1)
that the Change of Control Offer is being made pursuant to this Section 3.08 and Section 4.08, that a Change of Control has occurred, and the circumstances and relevant facts regarding the Change of Control;

(2)
the principal amount of Notes required to be purchased pursuant to Section 4.08 (the “Offer Amount”), the purchase price set forth in Section 4.08 (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);

(3)	that all Notes timely tendered and not withdrawn shall be accepted for payment;

(4)	that any Note not tendered or accepted for payment shall continue to accrue interest;

(5)	that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Purchase Date;

(6)	that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased equal to $2,000 or in integral multiples of $1,000 in excess of $2,000 only;

(7)
that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(8)
that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(9)	[Reserved];

(10)	that Holders whose Notes are purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(11)
any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)             The Change of Control Offer shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days (and in any event, no later than the 60th day following the Change of Control) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Change of Control Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

(e)             On or prior to the Purchase Date, the Company shall, to the extent lawful:

(1)
accept for payment, the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer, or if less than the Offer Amount has been tendered, all Notes tendered;

(2)	deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08.

(f)             The Paying Agent (or the Company, if acting as the Paying Agent) shall promptly (and in any event, not later than 60 days from the date of the Change of Control) deliver or wire transfer to each tendering Holder the Purchase Price deposited with the Paying Agent by the Company (or, if all the Notes are then in global form, make such payment through the facilities of DTC).  In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Notes surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes surrendered; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(g)             If the Purchase Date is after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(h)             The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.08, this Section 3.08 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.08, this Section 3.08 or such other provision by virtue of such compliance.

Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made in accordance with the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01   Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Consolidated Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate per annum equal to the rate of interest then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Section 4.02   Maintenance of Office or Agency.

(a)              The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an Affiliate of the Trustee, Note Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)             The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)             The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.05 hereof.

Section 4.03   Limitation Upon Liens.

(a)             So long as any Notes remain outstanding, the Company will not, and will not permit any Consolidated Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a Lien upon or with respect to any Principal Property, or on any shares of Capital Stock of any Consolidated Subsidiary that owns a Principal Property (unless all obligations and indebtedness thereby secured are held by, and the related Lien is granted to, the Company or a Consolidated Subsidiary) unless

(i)   the Notes are secured by a Lien equally and ratably with (or prior to) any and all other obligations and Indebtedness secured by such Lien, or

(ii)  the aggregate principal amount of all Indebtedness secured by such a Lien of the Company or a Consolidated Subsidiary then outstanding, together with all Attributable Debt of the Company and its Consolidated Subsidiaries in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by Section 4.04) then outstanding would not exceed the greater of (x) 12.5% of Consolidated Total Assets and (y) $900.0 million.

(b)             The provisions of Section 4.03(a) shall not prevent, restrict or apply to the following Liens (collectively, “Permitted Liens”), and Indebtedness secured by one or more Permitted Liens shall be excluded in any computation of Indebtedness secured by a Lien pursuant the foregoing clause (ii) of Section 4.03(a):

(i)  Liens existing as of the Issue Date on any property or assets owned or leased by the Company or any Consolidated Subsidiary;

(ii)  Liens on property or assets of, or on any shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

(iii)  Liens (A) on any property or assets or shares of stock existing at the time of acquisition thereof (including acquisition through merger or consolidation) and not created in contemplation of such event or to secure the payment of all or any part of the purchase price or construction cost thereof, or (B) to secure any Indebtedness incurred prior to, at the time of or within 270 days after the later of acquisition of such property or assets or shares of stock or Indebtedness or the completion of any such construction and the commencement of operation of such property, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(iv)  Liens on any property or assets to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair, lease, design, installation or improvement of all or any part of such property or assets, or to secure Indebtedness (including Capital Lease Obligations) incurred prior to, at the time of or within 270 days after the completion of such acquisition, development, operation, construction, alteration, repair, lease, design, installation or improvement, whichever is later, for the purpose of financing all or any part of such cost;

(v)  Liens in favor of, or which secure Indebtedness owing to, the Company or a Consolidated Subsidiary;

(vi)  Liens arising from the assignment of monies due and to become due under contracts between the Company or any Consolidated Subsidiary and the United States of America, any state, commonwealth, territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any state, commonwealth, territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing Indebtedness;

(vii)  any deposit or pledge as security for the performance of any statutory obligations, bid, tender, contract, lease, government contract, performance bond or undertaking not made directly or indirectly in connection with the securing of Indebtedness; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Consolidated Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to worker’s compensation, unemployment insurance, pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; landlord’s, mechanics’, worker’s, repairmen’s, materialmen’s, warehousemen’s and other like liens imposed by law and securing obligations that are not yet overdue by more than 30 days or are being contested in good faith, and deposits or pledges to obtain releases thereof; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; liens for taxes, assessments or other government charges or claims that are not yet delinquent or being contested in good faith; any deposit or pledge in connection with appeal or surety bonds; or other deposits or pledges similar to those referred to in this clause (vii);

(viii)  judgment Liens; and Liens arising by reason of any attachment, decree or order of any court or other governmental authority, so long as any appropriate legal proceedings which may have been initiated for review of such attachment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired;

(ix)    Liens created after the date of this Indenture on property leased to or purchased by the Company or any Consolidated Subsidiary after that date and securing, directly or indirectly, obligations issued by a state, a territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property;

(x)    survey exceptions, easements, zoning restrictions, licenses, title restrictions, rights-of-way and similar encumbrances on real property imposed by law or incurred or granted by the Company or any Consolidated Subsidiary in the ordinary course of business that do not secure any material monetary obligations and do not materially interfere with the ordinary conduct of business of the Company and its Consolidated Subsidiaries, taken as a whole;

(xi)   Liens upon real or personal property leased after the date of this Indenture in the ordinary course of business by the Company or any Consolidated Subsidiary in favor of the lessor created at the inception of the lease transaction, securing obligations of the Company or those of any Consolidated Subsidiary under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(xii)   minor imperfections in title that do not materially interfere with the ordinary conduct of business of the Company and its Consolidated Subsidiaries, taken as a whole;

(xiii)  Liens securing indebtedness or any other obligations under the Credit Agreement and/or Hedging Obligations related thereto; provided that the aggregate principal amount of all the Indebtedness secured by the Lien then outstanding incurred pursuant to this clause (xiii) would not exceed the sum of (x) the greater of (1) $1,750.0 million and (2) 25.0% of Consolidated Total Assets and (y) an unlimited amount if, at the time of the incurrence of such Lien on a pro forma basis, the Consolidated Secured Leverage Ratio would not exceed 3.00 to 1.00;

(xiv)  Liens arising from Uniform Commercial Code financing statement filings regarding leases entered into by the Company or any of its Consolidated Subsidiaries in the ordinary course of business;

(xv)    licenses, leases or subleases and other intellectual property rights granted to others not interfering in any material respect with the business of the Company or any Consolidated Subsidiary of the Company;

(xvi)   Liens in the nature of normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(xvii)  Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(xviii)  Liens solely on any cash earnest money deposits made by the Company or any of its Consolidated Subsidiaries in connection with any letter of intent or purchase agreement permitted by this Indenture;

(xix)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(xx)    any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in clauses (i) through (xix) above or the Indebtedness secured thereby; provided that (A) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or shares of stock that secured the Lien extended, renewed, substituted or replaced (plus improvements, accessions, after-acquired property, proceeds or dividends or distributions in respect thereof and any other property or assets not then constituting a Principal Property) and (B) to the extent, if any, that the Indebtedness secured by such Lien at such time is increased, the amount of such increase shall not be excluded from Indebtedness under any computation under this Section 4.03.

Debt created by the Company or any Consolidated Subsidiary shall not be cumulated with a guarantee of the same Indebtedness by the Company or any other Consolidated Subsidiary for the same financial obligation.

Section 4.04   Limitation on Sale and Leaseback Transactions.

(a)             So long as any Notes remain outstanding, the Company will not itself, and will not permit any Consolidated Subsidiary to, enter into any arrangement after the date of this Indenture with any Person (not including the Company or any Consolidated Subsidiary) which provides for the leasing by the Company or any such Consolidated Subsidiary of any Principal Property which was or is owned by the Company or such Consolidated Subsidiary (except for leases of a Principal Property for a term of less than three years), which property has been or is to be sold or transferred to such Person more than 120 days after the later of (i) the date on which such Principal Property has been acquired by the Company or such Consolidated Subsidiary and (ii) the date of completion of construction and commencement of full operation thereof by the Company or any Consolidated Subsidiary (a “Sale and Leaseback Transaction”).

(b)              The foregoing limitation shall not apply to any Sale and Leaseback Transaction if:

(i)       the net proceeds to the Company or such Consolidated Subsidiary from such sale or transfer is equal to or exceeds the fair value (as determined by the Board of Directors of the Company) of the Principal Property so leased,

(ii)    the Company or such Consolidated Subsidiary could incur Indebtedness secured by a Lien on the Principal Property to be leased pursuant to Section 4.03 in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(iii)   the Company, within 120 days after the effective date of any such Sale and Leaseback Transaction, applies an amount equal to the fair value (as determined by the Board of Directors of the Company) of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by the Company) to

(A)  the prepayment or retirement of Funded Debt (including securities constituting Funded Debt) of the Company; or

(B)  the acquisition of additional real property for the Company or any Consolidated Subsidiary.

(c)             A Sale and Leaseback Transaction shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax-exempt pursuant to Section 103 of the United States Internal Revenue Code, as amended (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

Section 4.05   Future Guarantors

The Company shall cause each Subsidiary (including each Subsidiary that the Company acquires or creates after the date hereof) that subsequent to the date hereof guarantees any Indebtedness of the Company incurred under the Credit Agreement to fully and unconditionally guarantee the Company’s obligations under this Indenture on a pari passu basis.  Within 60 days of the date of such occurrence, such Subsidiary shall execute or deliver to the Trustee a supplemental indenture making such Subsidiary a party to this Indenture for such purpose.

Section 4.06   Compliance Certificates.

(a)             The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2020, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year (or, with respect to the first such certificate, the period from the Issue Date to December 31, 2020), has been made under the supervision of the signing Officer with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and none is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)             The Company shall deliver to the Trustee, within 30 days after becoming aware thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.07   Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 4.03 or Section 4.04 with respect to the Notes if the Holders of at least a majority in principal amount of the outstanding Notes shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition, except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 4.08   Repurchase at the Option of Holders Upon a Change of Control.

(a)             Except as provided in Section 4.08(c), upon the occurrence of a Change of Control, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to an offer (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, to, but not including, the repurchase date specified by the Company in the notice referred to below (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)             Except as provided in Section 4.08(c) or (d), within 30 days following any Change of Control, the Company shall send a notice to each Holder of the Notes, by first-class mail at such Holder’s address appearing in the Note Register, or, in the case of Notes held in book-entry form, by electronic transmission in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, stating:

(i)  that a Change of Control has occurred (or, with respect to a notice sent in advance of a Change of Control, is expected to occur) and a Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes timely tendered will be accepted for payment;

(ii)   the Change of Control Purchase Price and the repurchase date (the “Change of Control Purchase Date”), which will be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed;

(iii)  the circumstances and relevant facts regarding the Change of Control; and

(iv)  the procedures, determined by the Company consistent with this Indenture, that Holders of the Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of the Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c)             The Company will not be required to make a Change of Control Offer following a Change of Control if:

(i)  A third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or

(ii)  notice of redemption in respect of all of the outstanding Notes has been given pursuant to Section 3.03.

(d)             A Change of Control Offer may be made in advance of, or conditioned upon, a Change of Control if a definitive agreement is in place.

(e)             On the Change of Control Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof properly tendered pursuant to the applicable Change of Control Offer; (ii) deposit with the Paying Agent the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly disburse to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate upon receipt of an Authentication Order and send (or cause to be transferred by book entry) to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(f)             Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to subclause (ii) of clause (e) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g)           The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 4.08 by virtue of this compliance.

(h)             If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to the Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest to, but not including, the Redemption Date.

Section 4.09   Reports to Holders.

(a)             Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through EDGAR (or any successor system), the Company will provide to the Trustee and the Holders of the Notes, within 15 days of the time periods specified in the SEC’s rules and regulations with respect to a non-accelerated filer (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act):

(i)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. The requirement for the Company to provide information may be satisfied by posting such reports, documents and information on its website within the time periods specified herein.

(b)             To the extent any information is not provided within the time periods specified in Section 4.09(a) and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.

(c)             In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, the Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)            The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been provided. The Trustee shall have no duty to review or analyze any such information, documents or reports furnished or made available to it. Delivery of any reports, information and documents to the Trustee pursuant to Section 4.09(a) is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants pursuant to this Article 4 (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.10   Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.11   Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.12   Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

ARTICLE 5

SUCCESSORS

Section 5.01   Merger, Consolidation or Sale of Assets.

(a)             The Company may not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1)	either:

(A)	the Company is the surviving Person; or

(B)
the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that, if such entity is not a corporation, a co-obligor of the Notes is a corporation;

(2)
the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes by supplemental indenture and joinders all the obligations of the Company under the Notes and this Indenture pursuant to agreements in form satisfactory to the Trustee (including the punctual payment of the principal and interest on all Notes according to their tenor);

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)
the Company shall deliver, or cause to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

(b)             The sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

(c)             Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in this Section 5.01, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture and the Notes with the same effect as if such surviving entity had been named as the Company or the Guarantor, as applicable, of the Notes; and when a surviving entity duly assumes all of the obligations and covenants of the Company or the Guarantor, as applicable, pursuant to this Indenture, the Notes and the Subsidiary Guarantee, the Company or the Guarantor, as applicable, or any other predecessor Person shall be relieved of such obligations.

(d)             Section 5.01(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company or any of its Consolidated Subsidiaries.  Clause (3) of Section 5.01(a) will not apply to (1) any merger or consolidation of the Company or a Guarantor with or into another Guarantor for any purpose or (2) the merger of the Company or a Guarantor with or into an Affiliate solely for the purpose of reincorporating the Company or such Guarantor, as the case may be, in another jurisdiction under the laws of the United States, any state of the United States or the District of Columbia so long as the amount of Indebtedness of the Company and its Consolidated Subsidiaries is not increased thereby.

Section 5.02   Successor Corporation Substituted.

The Person formed by or surviving any consolidation or merger described in Section 5.01 (if other than the Company) or the Person to which any sale, assignment, transfer, conveyance or other disposition described in Section 5.01 has been made, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Notes; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes in the case of:

(a)             a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole), or

(b)             a lease.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01   Events of Default.

“Event of Default” with respect to the Notes, wherever used herein, means any one of the following events which shall have occurred and be continuing:

(a)             default in the payment of any installment of interest upon any Note as and when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)             default in the payment of all or any part of the principal of or premium, if any, on any Note as and when it becomes due and payable either at Stated Maturity, upon any redemption, by declaration or otherwise;

(c)             failure to comply with Section 4.09 for 120 days after either the Trustee notifies the Company  of the failure or the Holders of at least 25% in principal amount of the outstanding Notes affected by the failure notify us and the Trustee of the failure;

(d)             default in the performance, or breach, of any covenant or warranty of the Company contained in the Notes or in this Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section 6.01 specifically dealt with or which has been expressly included in this Indenture solely for the benefit of the Notes), and continuance of such default or breach for a period of 90 days after the date on which written notice specifying such default or breach and requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes affected by the failure;

(e)             failure by the Company to make any payment, on or before the end of the applicable grace period, after the maturity of any Indebtedness of the Company with an aggregate principal amount then outstanding in excess of $100.0 million or the acceleration of Indebtedness of the Company with an aggregate principal amount then outstanding in excess of $100.0 million as a result of a default with respect to such Indebtedness, and such Indebtedness, in either case, is not discharged or such acceleration shall not have been cured, waived, rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes affected by the failure, a written notice specifying such failure to pay or acceleration and requiring the Company to cause such acceleration to be cured, waived, rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder;

(f)             the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or for all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(g)             the Subsidiary Guarantee by any Guarantor ceases to be, or is asserted in writing by the Company or such Guarantor not to be, in full force and effect or enforceable in accordance with its terms (except as contemplated or permitted by the terms of the Subsidiary Guarantee or this Indenture);

(h)             the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency reorganization or other similar law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any such law, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or for all or any substantial part of its property, or the making by it of a general assignment for the benefit of creditors; or

(i)             any other Event of Default provided with respect to the Notes.

Section 6.02   Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(f) or (h)) occurs and is continuing, the Trustee may or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding Notes, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section 6.01(f) or (h); the principal, premium, if any, and accrued and unpaid interest, if any, of all of the outstanding Notes shall become due and payable immediately without any further action or notice on the part of the Trustee or the Holders.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee and the Company may rescind and annul any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.

Section 6.04   Waiver of Defaults.

(a)             The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

(b)             Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05   Control by Majority.

Subject to Sections 7.01 (including the Trustee’s receipt of the security or indemnification described in Section 7.01(e)), 7.02(f) and 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06   Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)             such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company;

(b)             Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(c)             such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)             the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)             during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07   Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08   Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its assets or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out such money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then-outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01   Duties of Trustee.

(a)             If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)             Except during the continuance of an Event of Default:

(1)
the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates or opinions specifically required by any provision herein to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)             The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)             Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)             No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f)             The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money or property held in trust by the Trustee need not be segregated from other funds or property except to the extent required by law.

(g)             The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

Section 7.02   Rights of Trustee.

(a)             The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.

(b)             Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)             The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)             Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)             The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)             The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)             The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(h)             The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)             [Reserved].

(j)             In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)             [Reserved].

(l)             The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder by or on behalf of the Trustee.

(m)             The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)             None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 7.03   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.

Section 7.04   Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication and any other certificate or other document executed by the Trustee and delivered to the Company.

Section 7.05   Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after such Default or Event of Default becomes known to a Responsible Officer.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06   [Reserved.]

Section 7.07   Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company, and the Guarantors, shall, jointly and severally, indemnify the Trustee, its directors, officers, employees, agents and any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees and expenses (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses have been determined to have been caused by its own gross negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice and for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without the Company’s consent, which consent shall not be unreasonably withheld.  Neither the Company nor any Guarantor need pay any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction not subject to appeals.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

To secure the Company’s and Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation and removal of the Trustee hereunder.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08   Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)             the Trustee fails to comply with Section 7.10 hereof;

(b)             the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)             a custodian or public officer takes charge of the Trustee or its property; or

(d)             the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and enter into a supplemental indenture with the retiring Trustee and the Company in which it assumes the rights, powers and duties of the Trustee under this Indenture.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary by the Company or retiring Trustee or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes have been assumed by a successor Trustee and in the case where any retiring Trustee is retiring only with respect to some of the Notes that the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09   Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10   Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

ARTICLE 8

SATISFACTION AND DISCHARGE OF THE INDENTURE AND  DEFEASANCE

Section 8.01   Satisfaction and Discharge of Notes; Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:

(a)             all outstanding Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or Notes have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(b)             all of the Notes not theretofore delivered to the Trustee for cancellation mature within one year, or the Notes have become due and payable by reason of the mailing of a notice of redemption or otherwise, and (A) the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, funds (including money, Government Securities or any combination thereof) in amounts as will be sufficient in the good faith opinion of the Company without consideration of any reinvestment of any interest thereon, to pay and discharge the entire indebtedness on such Notes not already delivered to the Trustee for cancellation, for principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be, (B) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (C) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the outstanding Notes and this Indenture have been complied with.

With respect to the foregoing clauses (a) and (b), the Company’s obligations under Section 7.07 shall survive. With respect to the foregoing clause (b), the Company’s obligations in Sections 2.01, 2.02, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 4.01, 4.02, 7.08, 7.09, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. After any such irrevocable deposit, this Indenture shall cease to be of any further effect (except as otherwise expressly provided herein) and the Trustee upon request shall acknowledge in writing the satisfaction and discharge of the Company’s obligations under the Notes and this Indenture with respect to the Notes except for those surviving obligations specified above.

Section 8.02    Legal Defeasance.

Except as otherwise provided for in the Notes, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 91st day after the date of the deposit referred to in clause (a) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same if:

(a)             the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders of Notes for payment of the principal of and interest, if any, on the Notes, and dedicated solely to, the benefit of such Holders, in and to (1) money in an amount, (2) Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to the payment of such principal and interest with respect to the Notes;

(b)             the Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date of such Notes such that a ruling is no longer required or (y) a ruling received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;

(c)             immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(f) and 6.01(h) are concerned, to the Company’s knowledge, will occur and be continuing at any time during the period ending on the 91st day after such date of such deposit; and

(d)             the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

Notwithstanding the foregoing, prior to the end of the 91-day period referred to in clause (c) of this Section 8.02, none of the Company’s obligations under this Indenture with respect to the Notes shall be discharged. Subsequent to the end of such 91-day period with respect to this Section 8.02, the Company’s obligations in 2.01, 2.02, 2.08, 2.09, 8.04, 8.05 and 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive such satisfaction and discharge until the Notes are no longer outstanding, and thereafter, the Company’s obligations to the Trustee under Section 7.07 shall survive.

After any such irrevocable deposit, this Indenture shall cease to be of any further effect (except as otherwise expressly provided herein) and the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture with respect to the Notes except for those surviving obligations in the immediately preceding paragraph.

Section 8.03   Defeasance of Certain Obligations.

Except as otherwise provided for in the Notes, the Company and the Guarantors may omit to comply with any term, provision or condition set forth in Sections 4.03, 4.04, 4.06, 4.08, 4.09, and 5.01 and clause (d) of Section 6.01 and a breach with respect to Sections 4.03, 4.04, 4.06, 4.08, 4.09 and 5.01 and clause (d) of Section 6.01 shall be deemed not to be an Event of Default, in each case with respect to the outstanding Notes, and the Guarantors (including any Subsidiary of the Company who becomes a guarantor under the Credit Agreement subsequent to the date of this Indenture and who otherwise would be required to provide a Subsidiary Guarantee hereunder) shall be deemed to have been discharged from their obligations with respect to all Subsidiary Guarantees if:

(a)             with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of such Holders of Notes for payment of the principal of and interest, if any, on the Notes, and dedicated solely to, the benefit of such Holders, in and to (A) money in an amount, (B) Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to the payment of such principal and interest with respect to the Notes;

(b)             the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of such covenants and Events of Default and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)             immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(f) and 6.01(h) are concerned, to the Company’s knowledge, will occur and be continuing at any time during the period ending on the 91st day after such date of such deposit;

(d)             if the Notes are then listed on a national Notes exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

(e)             the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

Section 8.04   Application of Trust Money.

Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or Government Securities deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Securities in accordance with the Notes and this Indenture to the payment of principal of and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.05   Repayment to Company.

Subject to Sections 7.08, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them with respect to the Notes for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder of Notes entitled to such money at such Holder’s address (as set forth in the Note Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders of Notes entitled to such money must look to the Company or the Guarantors, as the case may be, for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.06   Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Company, each of the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Subsidiary Guarantee without notice to or the consent of any Holder:

(a)             to cure any ambiguity, defect, inconsistency, omission or mistake;

(b)             to comply with Article 5;

(c)             to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

(d)             to provide for uncertificated Notes in addition to or in place of certificated Notes;

(e)             to add to the covenants of the Company for the protection of the Holders of Notes, to add any additional Events of Default with respect to the Notes, or to surrender any right or power conferred upon the Company;

(f)             to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

(g)            to allow any Guarantor to execute a supplemental indenture in respect of a Subsidiary Guarantee;

(h)            to release Guarantors in compliance with Section 10.05;

(i)             to secure the Notes, including pursuant to the requirements of Section 4.03;

(j)             to conform this text of this Indenture, the Notes or any Subsidiary Guarantee to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the corresponding provision in such “Description of Notes”;

(k)             to comply with requirements of any securities depositary with respect to the notes;

(l)             to make any change that, in the good faith opinion of the Board of Directors of the Company, does not materially and adversely affect the rights of any Holder;

(m)         to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of the Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable; or

(n)           to provide for or confirm the issuance of Additional Notes otherwise permitted to be incurred by this Indenture.

Section 9.02   With Consent of Holders of Notes.

Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, each of the Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)  extend the Stated Maturity of the principal of, or any installment of principal or interest on, any Note;

(b)  reduce the principal amount of or rate of interest on any Note, or any amount payable upon redemption thereof, except as provided in this Indenture or the Notes;

(c)  change any place or currency of payment of principal of or interest on any Note;

(d)  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity on any Note;

(e)  reduce the percentage or principal amount of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

(f)  waive an uncured default in the payment of principal of or interest on any Note; or

(g)  modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03   Action by Holders; Record Dates.

Whenever in this Indenture it is provided that the Holders of a specified principal amount of the outstanding Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified amount have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, or (b) the record of the Holders voting in favor thereof at any meeting of the Holders duly called, or (c) any combination of such instrument or instruments and any such record of such a meeting of the Holders.

Subject to the provisions of Sections 7.02 and 12.06, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if the ownership of the Notes shall be proved by (a) the Note Register or by a certificate of the Registrar; or (b) in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the first paragraph of this Section 9.03, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes unless it is of the type described in the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

Section 9.04   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

Section 9.05   Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company’s expense, the Trustee may place an appropriate notation on such Note about the changed terms and return it to the Holder, and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06   Trustee to Sign Amendments, etc.

The Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10

SUBSIDIARY GUARANTEE

Section 10.01  Subsidiary Guarantees.

Subject to this Article 10, each Subsidiary that becomes a Guarantor pursuant to its execution of a supplemental indenture pursuant to Section 4.05 agrees, jointly and severally, to unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be fully and punctually performed within the grace period set forth in Section 6.01(d), if applicable. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

As used in this Section 10.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 10.02  Limitation on Guarantors Liability.

Each Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited so that, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, will not result in the obligations of such Guarantor under its Subsidiary Guarantee constituting a fraudulent transfer or conveyance.

Section 10.03  Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that the Notes shall bear a notation substantially in the form annexed hereto as Exhibit A stating that such Notes are guaranteed by the Guarantors in accordance with this Article 10 and may be released upon the terms and conditions set forth in this Indenture.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, such Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

In the event that a Subsidiary of the Company becomes a guarantor under the Credit Agreement subsequent to the date of this Indenture, the Company shall cause such Subsidiary to become a Guarantor and to execute a supplemental indenture and Subsidiary Guarantee within 10 Business Days of the date when such event occurs.

Section 10.04  Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (unless such Guarantor is the surviving Person) another Person unless:

(a)             subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally expressly assumes all of the obligations of such Guarantor under the Notes and this Indenture pursuant to a supplemental indenture on the terms set forth herein or therein; and

(b)             immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; provided, however, that this requirement shall not apply to any consolidation or merger of a Guarantor with or into the Company or another Guarantor.

In case of any such consolidation or merger, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor and such predecessor Guarantor shall be discharged from its obligations under the Notes and this Indenture.

Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05  Release.

The guarantee of a Guarantor will be automatically and unconditionally released and discharged without the consent of any holders (a) to the extent such Guarantor is released as a guarantor under the Credit Agreement or the Credit Agreement is refinanced without such Guarantor being a guarantor, (b) concurrently with any direct or indirect sale, issuance, exchange, disposition, conveyance or transfer (by merger or otherwise) of any Equity Interests of such subsidiary guarantor following which such Guarantor is no longer a Subsidiary of the Company, or of all or substantially all the assets of such Guarantor (determined on a consolidated basis for such subsidiary guarantor and its Subsidiaries), in accordance with the applicable provisions of this Indenture following which such Guarantor is no longer a Subsidiary of the Company or (c) upon the Company exercising its legal defeasance or covenant defeasance options pursuant to Section 8.02 or 8.03 or the Company’s obligations under this Indenture being discharged in accordance with Section 8.01 and the Notes to the same extent that such Guarantor was released and relieved of any obligations under the Credit Agreement;

Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such release has occurred in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of the principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Section 10.06  Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture, that it has received adequate value and fair consideration and that the Guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

[RESERVED]

ARTICLE 12

MISCELLANEOUS

Section 12.01  [Reserved].

Section 12.02  Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802
Attention: Thomas L. Tran
Telecopier No.: (562) 437-7235

If to the Trustee:

U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Attention: Lauren Costales
Telecopier No.:  (213) 615-6199

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Note Register or, if required or permitted by Section 3.03 or 3.08(c), by electronic transmission.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English.  The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict with or are inconsistent with a subsequent written instruction.  The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications, instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.

Section 12.03  [Reserved.]

Section 12.04  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)             an Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)             an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)             a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)             a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)             a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)             a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate, certificates of public officials or reports or opinions of experts.

Section 12.06  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Note Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07  No Personal Liability of Directors, Officers, Incorporators, Employees or Stockholders.

None of the Company’s nor its Subsidiaries’ directors, officers, employees, incorporators, members, partners or stockholders, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08  Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10  Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11  Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12  Counterpart Originals.

The parties may sign any number of copies of this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto.  Each signed copy shall be an original, but all of them together shall represent one and the same agreement.

Section 12.13  Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14  [Reserved].

Section 12.15  Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.16  Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.17  USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed.

Dated November 17, 2020	Company:

MOLINA HEALTHCARE, INC.

	By:	/s/ Thomas L. Tran
	Name:	Thomas L. Tran
	Title:	Chief Financial Officer

Dated November 17, 2020	Trustee:

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Lauren Costales
	Name:	Lauren Costales
	Title:	Assistant Vice President

Rule 144A / Regulation S Appendix
PROVISIONS RELATING TO INITIAL NOTES

1.            Definitions

1.1            Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Certificated Note” means a certificated Initial Note (other than a Global Note) bearing, if required, the restricted notes legend set forth in Section 2.2(e) of this Appendix.

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated November 2, 2020, between the Company and BofA Securities, Inc., as representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement between the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.2(e) hereto.

1.2             Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b)
“Clearstream”	2.1(a)
“Euroclear”	2.1(a)
“Global Notes”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)

1.3             Capitalized terms used in this Appendix, but not defined, have the meanings ascribed to such terms in the Indenture to which this Appendix is attached.

Appendix-1

2.             The Notes.

2.1              (a)             Form and Dating.  The Initial Notes shall be offered and sold by the Company pursuant to a Purchase Agreement.  The Initial Notes shall be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global Notes in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global Notes legend and the restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.  Except as set forth in the immediately succeeding paragraph, beneficial ownership interests in the Regulation S Global Note shall be held only through the Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (as indirect participants in the Depositary) and shall not be exchangeable for interests in the Rule 144A Global Note or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note only upon certification in the form attached hereto as Exhibit 3 or otherwise in a form reasonably satisfactory to the Trustee that beneficial ownership interests in such Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that is exempt from the registration requirements under the Securities Act.

Prior to the expiration of the Distribution Compliance Period, beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in a form substantially similar to that attached hereto as Exhibit 2) to the effect that the beneficial interest in the Regulation S Global Note is being transferred (a) to a Person who the transferor reasonably believes to be a QIB that is purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (b) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, subject to Applicable Procedures, only if the transferor first delivers to the Trustee a written certificate (in a form substantially similar to that attached hereto as Exhibit 2) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes.”  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

Appendix-2

(b)          Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary or the nominee of the Depositary and (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)                  Certificated Notes.  Except as provided in this Section 2.1, Section 2.2 or 2.3, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Certificated Notes.

2.2                Transfer and Exchange.

(a)                 Transfer and Exchange of Certificated Notes.  When Certificated Notes are presented to the Note Registrar with a request:

(x)            to register the transfer of such Certificated Notes; or

(y)            to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)            if such Certificated Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.2(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)            if such Certificated Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

Appendix-3

(B)            if such Certificated Notes are being transferred to the Company, a certification to that effect; or

(C)             if such Certificated Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act:  (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.2(e)(i).

(b)                  Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note.  A Certificated Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)            certification, in a form substantially similar to that attached hereto as Exhibit 2, that such Certificated Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii)            written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Certificated Note so cancelled.  If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)                Transfer and Exchange of Global Notes.

(i)                The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note.  The Note Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

Appendix-4

(ii)               If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)             Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.3), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)             In the event that a Global Note is exchanged for Certificated Notes pursuant to Section 2.3 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification requirements set forth on the reverse of the Initial Notes (as set forth in Exhibit 2, hereto) intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)               Restrictions on Transfer of Regulation S Global Notes.  Subject to Section 2.1(a), during the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in another Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)              Legend.

(i)               Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

Appendix-5

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) (1), (2), (3), (7) AND (8) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Certificated Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE NOTE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)              Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(f)               Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have been exchanged for Certificated Notes, redeemed, purchased or cancelled, such Global Note shall be returned to the Depositary for cancellation or retained and cancelled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, purchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

Appendix-6

(g)              No Obligation of the Trustee.

(i)              The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.3            Certificated Notes.

(a)             A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Depositary fails to appoint a successor depository or if at any time such depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under the Indenture (although Regulation S Global Notes at the Company’s election pursuant to this clause may not be exchanged for Certificated Notes prior to (a) the expiration of the Distribution Compliance Period and (b) the receipt of any certificates required under the provisions of Regulation S).

Appendix-7

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any Certificated Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) hereof, bear the restricted notes legend and certificated notes legend set forth in Exhibit 1 hereto.

(c)            Subject to the provisions of Section 2.3(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)            In the event of the occurrence of one of the events specified in Section 2.3(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons.  In the event that such Certificated Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture, including, without limitation, pursuant to Section 6.05, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been issued.

Appendix-8

EXHIBIT 1
to Rule 144A / Regulation S Appendix

[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) (1), (2), (3), (7) AND (8) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Ex. 1-1

 [[FOR REGULATION S GLOBAL NOTE ONLY] THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

[Certificated Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Ex. 1-2

3.875% Senior Notes due 2030

CUSIP  ____________
ISIN  _____________

No. _______

$

MOLINA HEALTHCARE, INC.

promises to pay to [CEDE & CO., INC.]* or registered assigns, the principal sum of _____________ Dollars ($______________) [as may be increased or decreased as set forth on the attached Schedule of Exchanges of Interests in Global Note] on November 15, 2030.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2021.

Record Dates: May 1 and November 1.

Dated:  ____________________, 20__

* Only applicable if there is a Global Note.

Ex. 1-3

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

MOLINA HEALTHCARE, INC.

By:
Name:
Title:

By:
Name:
Title:

Ex. 1-4

This Trustee Certificate of Authentication is for one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:  ________________________________
       Authorized Signatory

Dated:  _____________ ___, 20____

Ex. 1-5

[FORM OF REVERSE SIDE OF INITIAL NOTE]
3.875% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.              Interest.  Molina Healthcare, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.875% per annum until maturity.  The Company shall pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”) and no interest shall accrue on such payment as the result of such delay.  Interest shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from November 17, 2020.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate per annum equal to the rate of interest under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.              Method of Payment.  The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to Defaulted Interest.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.              Paying Agent and Note Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Note Registrar.  The Company may change any Paying Agent or Note Registrar without notice to any Holder.  The Company or any of its Consolidated Subsidiaries may act in any such capacity.

4.              Indenture.  The Company issued the Notes under an Indenture dated as of November 17, 2020 (the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.              Optional Redemption.

(a)              Except pursuant to clauses (b) and (c) of this paragraph 5, the Notes shall not be redeemable at the option of the Company prior to August 17, 2030.

Ex. 1-6

(b)              Prior to August 17, 2030, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means the greater of:

 (1)             1.0% of the principal amount of the Notes being redeemed; or

 (2)             the excess of:

(A)             the present value at such Redemption Date of (i) the Redemption Price of the Notes at August 17, 2030 plus (ii) all required remaining interest payments due on the Notes through, but not including, August 17, 2030 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(B)             the then outstanding principal amount of the Notes.

The Company shall calculate or cause the Applicable Premium to be calculated.

 (c)              On or after August 17, 2030, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

6.              Mandatory Redemption.  Except as set forth in Sections 4.08 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.              Repurchase at Option of Holder.

(a)              Upon the occurrence of a Change of Control, Article 3 and Section 4.08 of the Indenture shall apply to the extent applicable.

8.              Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed.  Unless the Company defaults in the payment of the Redemption Price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

9.              Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

Ex. 1-7

10.              Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.              Amendment, Supplement and Waiver.  The Indenture, Notes or Subsidiary Guarantees may be amended or supplemented as provided in the Indenture.

12.              Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal, premium, if any, and accrued and unpaid interest of all the outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice.  Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes, and rescind any acceleration and its consequences with respect to the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 30 days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.              Trustee Dealings with Company.  Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.              No Recourse Against Others.  None of the Company’s nor its Subsidiaries’ directors, officers, employees, incorporators, members, partners or stockholders, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15.              Authentication.  This Note shall not be valid until authenticated by manual signature of the Trustee or an authenticating agent.

16.              Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Ex. 1-8

17.              CUSIP and ISIN Numbers.  The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.              Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPALS OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802
Attention:  Thomas L. Tran, Chief Financial Officer
Telecopier No.: (562) 437-7235

Ex. 1-9

EXHIBIT 2
to Rule 144A / Regulation S Appendix

ASSIGNMENT/TRANSFER FORM

To assign and transfer this Note, fill in the form below:

I or we assign and transfer this Note to _______________________________________________________________________________________________________
                                                                         (Print or type assignee’s name, address and zip code)

                                                                                                                                            ________________________________________________________________________________________________________________________________________________________________________________________________
(Insert assignee’s soc.  sec.  or tax I.D.  No.)

and irrevocably appoint ___________________________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: ______________________            Your Signature: __________________________________________________
                                                                                                               (Sign exactly as your name appears
                                                                                                                  on the other side of this Note.)

In connection with any transfer of this Note occurring prior to the date which is the date following the expiration of the applicable holding period set forth in Rule 144(d) of the Securities Act of 1933, as amended (the “Securities Act”), of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with such transfer, is making such transfer in accordance with the applicable securities laws of the States of the United States and other jurisdictions and is making such transfer pursuant to one of the following:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)
in the United States to a person whom the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A; or

☐	(3)	to an institutional “accredited investor” within the meaning of Rule 501(a) (1), (2), (3), (7) and (8) under the Securities Act that is an institutional investor acquiring the note for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of $250,000; or

☐	(4)	outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act; or

☐	(5)	pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

☐	(6)	pursuant to an effective registration statement under the Securities Act.

Ex. 2-1

Unless one of the boxes is checked, the Trustee shall refuse to register the Note evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of this Note, such legal opinions, certifications and other information as the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed Signature	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. 2-2

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
Name:
Title:
Name of Entity:
Notice: To be executed by an executive officer

Ex. 2-3

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

Ex. 2-4

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

☐  Section 4.08

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:  $_______________.

Date:	Your signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. 2-5

EXHIBIT 3
to Rule 144A / Regulation S Appendix

FORM OF NON-U.S. BENEFICIAL OWNERSHIP
CERTIFICATION BY EUROCLEAR OR CLEARSTREAM

[Date]

U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Fax: (213) 615-6197

Re:            3.875% Senior Notes due 2030 (the “Notes”) of Molina Healthcare, Inc. (the “Company”)

Reference is hereby made to the Indenture, dated as of November 17, 2020 (as amended and supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This is to certify with respect to $______________ principal amount of the Notes that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of such principal amount (our “Member Organizations”) certifications with respect to such portion, that such portion is beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the portion beneficially owned by such U.S. person(s) in transactions that did not require registration under the Securities Act of 1933, as amended (the “Act”).  As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

We further certify:

 (i)             that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Regulation S Global Note excepted in such certifications; and

(ii)             that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you or the Company to produce this certification to any interested party in such proceedings.

Ex. 3-1

Dated:  ____________, 20__

Yours faithfully,

[Euroclear or Clearstream Luxembourg]

By:

Ex. 3-2

EXHIBIT A

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in, and subject to the provisions of, the Indenture, dated as of November 17, 2020 (the “Indenture”), between Molina Healthcare, Inc., as issuer (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  This Subsidiary Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture.  Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.  Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[Signature Page Follows]

Ex. A-1

[Name of Guarantor]

By:
Name:
Title:

Ex. A-2